UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 8, 2008
G-III APPAREL GROUP, LTD.
(Exact name of registrant as specified in its charter)

Delaware	0-18183	41-1590959
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

512 Seventh Avenue	10018
New York, New York	(Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (212) 403-0500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement
Item 2.01 Completion of Acquisition or Disposition of Assets
     On July 8, 2008, AM Retail Group, Inc. (“AM Retail”), a wholly-owned subsidiary of G-III Apparel Group, Ltd., entered into an Asset Purchase Agreement with Wilsons The Leather Experts, Inc. (“Wilsons”) and numerous wholly-owned subsidiaries of Wilsons pursuant to which AM Retail acquired certain assets of Wilsons including the leases for 116 outlet store locations, approximately $18.5 million in inventory, the lease for the distribution center, certain prepaid items and the Wilsons name and other related trademarks and trade names. The purchase price for the assets acquired was approximately $22.3 million.
     AM Retail will be engaged in operating the Wilsons outlet stores and e-commerce site that sell outerwear and accessories.
Item 9.01 Financial Statements and Exhibits.
(d)     Exhibits.
10.1	Asset Purchase Agreement, dated July 8, 2008, by and between AM Retail Group Inc., Wilsons The Leather Experts, Inc. and numerous wholly-owned subsidiaries of Wilsons The Leather Experts, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: July 14, 2008
	By:	/s/ Neal S. Nackman
Name: Neal S. Nackman
Title: Chief Financial Officer

EXHIBIT INDEX
10.1	Asset Purchase Agreement, dated July 8, 2008, by and between AM Retail Group Inc., Wilsons The Leather Experts, Inc. and numerous wholly-owned subsidiaries of Wilsons The Leather Experts, Inc.